Exhibit 10.8

Equity Transfer Agreement for

Zhibao Technology Co., Ltd.

This Agreement is made as of the 16th day of February, 2023 in Shanghai by and between:

Transferor: [   ] (hereinafter referred to as “Party A”), a company incorporated in China, Unified Social Credit Code: [   ], having its address at [   ].

Transferee: Zhibao Technology Limited (hereinafter referred to as “Party B”), a company incorporated and existing under the laws of the Hong Kong Special Administrative Region, Business Registration Number: 3226653, having its registered address at Unit 3A-8, 12/F, Kaiser Center, No. 18 Center Street, Sai Ying Pun, Hong Kong.

Zhibao Technology Co., Ltd. (hereinafter referred to as the “Target Company”) has a registered capital of RMB 53,974,752, into which Party A has contributed [   ]%, or RMB [   ]. In accordance with the applicable laws and regulations, the Parties hereby agree as follows upon friendly negotiation:

Article I (Subject of Equity Transfer and Transfer Price)

1. Party A shall transfer its [   ]% equity interests in the Target Company (corresponding to a capital contribution amount of RMB [   ]) to Party B at a price of RMB [ ].

2. Other rights attached to the equity interests shall be transferred along with the equity interests.

3. The Transferee shall pay the equity transfer price to the Transferor in full by bank transfer within thirty days from the date of execution hereof.

Article II (Undertakings and Warranties)

Party A warrants that the equity interests transferred to Party B as specified in Article I hereof is legally owned by Party A, and that Party A has complete and effective right of disposal thereof. Party A warrants that the equity interests it transfers are not subject to any pledge or other security interests or any third-party claims.

Article III (Liability for Breach of Contract)

If either Party hereto breaches this Agreement, including but not limited to delay in the performance of any obligations hereunder, the other Party shall have the right to seek compensation from the breaching party for any losses it has incurred.

Notwithstanding that the breaching party shall bear the above liability for breach of contract, the breaching party shall still perform its obligations hereunder.

Article IV (Dispute Resolution)

This Agreement shall be governed by and construed in accordance with the applicable laws of the People’s Republic of China.

Any dispute arising out of or in connection with this Agreement shall be resolved by the Parties through friendly negotiations. If negotiations fail, the Parties may directly file a lawsuit with a people’s court.

Article V (Miscellaneous)

1. This Agreement is made in 3 copies; the Parties hereto shall each hold 1 copy, and the Target Company shall hold 1 copy for use in handling the relevant formalities.

2. This Agreement shall become effective after being signed by the Parties.

(Remainder of Page Intentionally Left Blank; Signature Pages Follow)

(This is only the signature page)

Transferor: [  ]

Signature:

Seal:

February 16, 2023

(This is only the signature page)

Transferee: Zhibao Technology Limited

Signature

Seal:

February 16, 2023

Declaration

Whereas,

a.	on February 16, 2023, Zhibao Technology Co., Ltd.(“Zhibao China”) entered into share surrender agreements (“Share Surrender Agreements”) with the four preferred shareholders, pursuant to which the four preferred shareholders agreed to withdraw and transfer their shares of Zhibao China, representing an aggregate of approximately 35.08% of the total shares of Zhibao China to Zhibao Technology Limited (“Zhibao HK”) .

b.	pursuant to the Share Surrender Agreements, all rights associated with such shares, including the pre-emptive rights and the anti-dilution rights, are simultaneously transferred to Zhibao HK.

Zhibao HK hereby declares that,

Zhibao HK agrees to renounce all the pre-emptive rights and the anti-dilution rights so granted to Zhibao HK under the Share Surrender Agreements.

Dated this September 8, 2023

Zhibao Technology Limited

[Seal Affixed Here]

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